EXHIBIT 4.5(a)

No   1                                       $2,000,000.000
USD



QUADRAX CORPORATION
9% Convertible Debenture due January 1, 1998


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1993, AS AMENDED
(THE ACT), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED
STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO OR
FOR THE ACCOUNT OR BENEFIT OF US PERSONS (AS DEFINED IN
REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION
UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE ACT.

THIS DEBENTURE is one of a duly authorized issue of Debentures of Quadrax Corporation, a corporation duly organized and existing under the laws of the state of Delaware (the ISSUER) designated as its Nine Percent (9%)
Convertible Debenture Due January 1, 1998, in an aggregate principal amount not exceeding Three Million (USD
$3,000,000.00), issuable in Ten Thousand (USD $10,000.00)
par value face amount.


FOR VALUED RECEIVED, the ISSUER promised to pay to
                    INFINITY INVESTORS LTD.



the registered holder hereof and its successors and assigns
(the HOLDER), the principal sum of

Two Million and no/100
                                       ($2,000,000.00),


on January 1, 1988 (the Maturity Date), and to pay interest on the principal sum outstanding at the rate of 9% per annum due and payable quarterly in arrears commencing on January 1, 1996, and subsequently on April 1, July 1, October 1, for the term of the note or until the Debenture is completely converted. Accrual of Interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the ISSUER regarding registration and transfers of the Debenture (the Debenture Register), provided, however, that the ISSUER'S obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Subscription Agreement dated as of Oct. 5, 199 5 between the ISSUER and HOLDER (the Offshore Debentures Securities Subscription Agreement). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture register of the ISSUER as designated in writing by the Holder hereof from time to time. The Issuer will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder at the last address on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

The Debenture is subject to the following additional provisions:

1. The Debenture is issuable in integral multiples.  The
Debentures are exchangeable for in equal aggregate principal amount of Debentures of different authorized denominations, as requested by the HOLDERS surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. The ISSUER shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States Income Tax or other applicable laws at the time of such payments.

3. This Debenture has been issued subject to investment representations of the original HOLDER hereof and may be transferred or exchanged in the US only in compliance with the Securities Act of 1933, as amended (the ACT) and applicable state securities laws. Prior to the due presentment for such transfer of this Debenture, the ISSUER and any agent of the ISSUER may treat the person in whose name this Debenture is duly registered on the ISSUER'S Debenture Registrar as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original
HOLDER, by the same representations and terms described herein and under the Offshore Debenture Securities
Agreement.

4.  THE HOLDER of this Debenture is entitled, at its
option, at any time commencing from and after      Nov.
19   , 1995 (forty-five (45) days after issue hereof)
(the First Conversion Date) to convert
up to one-half, 50% of the original principal amount of this Debenture into shares of Common Stock. of the ISSUER
(the Common Stock) at a conversion price for each share of common stock equal to Seventy-three (73%) of the Market Price (as defined below) of the Common Stock.
Thereafter the HOLDER of this Debenture is entitled, at its option, to convert up to the remaining one-half, 50% of the original principal amount of this Debenture at any time from and after the thirtieth (30) day after such First Conversion Date, at a conversion price for each share of common Stock equal to Seventy-three (73%) of the Market Price (as defined below) of the Common Stock.
For purposes of this Section 4, the market Price shall be the average closing bid price of the Common Stock for the Ten (10) New York Stock Exchange Trading Days immediately preceding the applicable Conversion Date (as hereafter defined), as reported by the National
Association of Securities Dealers
Automated Quotation System. Such conversion shall be effected by surrendering the Debenture to be converted (with a copy, by facsimile or courier) to the ISSUERS Transfer Agent, with the form of conversion notice attached hereto as Exhibit 1, executed by the HOLDER of this Debenture or a specified portion (as provided) hereof, and accompanied, if required by the ISSUER, by proper assignment hereof in blank. Accrued but unpaid interest shall, at the sole option of the HOLDER, be subject to conversion under the same terms and conditions as the principal amount of this
 Debenture at the time of conversion of this Debenture of any portion thereof. No fractional shares or script representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share, with the fraction paid in cash at the discretion of the ISSUER. For purposes of this Debenture, the Conversion Date on which notice of conversion is givenby the HOLDER shall be deemed to be close of business on the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Transfer Agent via recognized overnight courier.

5. No provision of this Debenture shall alter or impair the obligation of the ISSUER, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the place, time, and rate, and in the coin or currency, herein prescribed.

6. The ISSUER hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amounts called for hereunder.

7. The ISSUER agrees to pay all costs and expenses, including reasonable attorneys fees, which may be incurred by the Holder in collecting any amount due or exercising the conversion rights under this Debenture.

8. If one or more of the following described Events of Default shall occur:

(a) The ISSUER shall default in the payment of principal or Interest on this Debenture and continuance for thirty (30) days; or

 (b) Any on the representations or warranties made by the ISSUER herein, or in the Subscription Agreement shall have been incorrect in any material respect;
    or

 (c) The ISSUER shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the ISSUER under this Debenture and such failure shall continued uncured for a period of seven (7) days after notice from the Holder of such failure; or

(d) A trustee, liquidator or receiver shall be appointed for the ISSUER or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

 (e) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the ISSUER and shall not be dismissed within thirty (30) calendar days thereafter; or

(f) Bankruptcy reorganization, Insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the ISSUER, and if instituted against the ISSUER, ISSUER shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;
    or

(d) The ISSUERS Common Stock is delisted from the exchange or over-the-counter markets.

Then, or at any time thereafter, and in each and every such case, unless such Event or Default shall have been waived in writing by the HOLDER (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the HOLDER and in the HOLDER'S sole discretion, the HOLDER may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note of other instruments contained to the contrary notwithstanding, and the HOLDER may immediately, and without expiration of any period of grace, enforce any and all of the HOLDER'S rights and remedies provided herein or any other rights or remedies afforded by law.

9. If changes or modification to the rules governing the transaction restriction period and/or the exemptions for resales of the securities under Regulation S are enacted during the period when any amounts due under this Debenture remain outstanding then the ISSUER undertakes, upon the written demand of the HOLDER for conversion of the Debentures, to file a Registration Statement to register the Common Shares to be issued upon conversion with the United States Securities Exchange
Commission within Twenty (20) New York Stock Exchange
Trading Days of receipt of such demand. If such Registration Statement is not effective within one hundred twenty (120) Calendar days of such demand, then the ISSUER agrees to increase the interest rate payable any outstanding principal and interest due under this Debenture by four (4) per cent per annum effective from sixty (60) days from the date of the demand, payable in cash, quarterly.

10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Debenture will not in any way be affected or impaired thereby.

11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the ISSUER and the HOLDER with respect hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the ISSUER and the HOLDER.

12. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the ISSUER has caused this instrument to be duly executed by an officer thereunto duly authorized.


QUADRAX CORPORATION

                 by:              /s/ James J. Palermo
                             Official Signatory of Issuer


Name (Printed):  James J. Palermo

Title:           Chairman and Chief Executive Officer

Date:            October 4, 1995

EXHIBIT 1
NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert the Debenture


    The undersigned (The HOLDER) hereby irrevocably elects to convert _____________(USD
$______________) of the above Debenture No. ____________
into __________________(______)
common shares of Common Stock of QUADRAX CORPORATION (The
ISSUER) and a remaining exchange debenture in the amount of ________________ (USD$__________) according to the conditions set forth in such Debenture, as of the date written below. The shares are to be issued in the Street
Name written below.

The undersigned represents and warrants as follows:
(1) The offer to purchase the Debenture was made to it outside of the United States, and the undersigned was, at the time the subscription form was executed and delivered, and in now outside the United States;
(2) It is not a U.S. person (as such term is defined in Section 902(a) of Regulation S (Regulation S) promulgated under the United States Securities Act of 1933 (the Securities Act); and it has purchased the Debenture and the shares for its own account and not for the account or benefit of any U.S. person;
(3) All offers and sales by the undersigned of the shares issuable upon the conversion of the Debenture acquired pursuant to the Offshore Debenture Securities
Subscription Form shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;
(4) It is familiar with and understands the terms and conditions, and requirements contained in Regulation S and definitions of US person contained in Regulation S;
and
(5) The undersigned has not engaged in any direct selling efforts (as such term is defined Regulation S) with respect to the Shares;


Holder:

By:
      Official Signatory of HOLDER



Title:                Country of execution:
Date of Conversion
Applicable Conversion Price
Name of Holder for Registration:
Address for Registration





*The original Debenture and this Notice of Conversion must be received by the ISSUER within five (5) New York Stock
Exchange Trading Days following the Date of Conversion..